Exhibit 10.27

Lease Agreement

This Lease Agreement is entered into on February 12, 2015

BETWEEN	PROVCO DEVON, L.L.C.
whose address is Two Villanova Center, 795 E. Lancaster Avenue,
Suite 200, P.O. Box 190, Villanova, PA 19085-0190,

(referred to as the “Landlord”)

AND	ZYNERBA PHARMACEUTICALS, INC.
whose address is 170 N. Radnor Chester Road
Suite 350,
Radnor, PA 19087

(referred to as the “Tenant”)

IN CONSIDERATION of the mutual covenants herein and Intending to be legally bound, the parties agree as follows:

1.              Premises.  The Landlord does hereby lease to the Tenant and the Tenant docs hereby lease from the Landlord, the following described premises (collectively, the “Premises”); that portion of the third floor of the building known as, Suite 300, The World Activity Building at 80 West Lancaster Avenue, Devon, Chester County, PA (the “Building”), as depicted on the plan prepared by 3GHC Architects,, attached hereto as Exhibit “A” and Incorporated herein (the “Space Plan”), consisting of approximately 3860 rentable square feet (including the floor load factor of 15%) and approximately 3271 usable square feet (excluding the floor load factor of 18%), together with the right of free and uninterrupted access in common with other tenants in the Building and their employees and invitees within the Building and the grounds adjacent thereto (collectively, the “Property”).  The site plan attached hereto as Exhibit “B” is the present site plan for the Property.  Landlord hereby reserves the right to modify the common areas Property, including but not limited to, rearranging the parking areas, adding additional buildings and structures to the Property and adding additional land to the Property which will thereafter become a part of the Property whether or not additional buildings are constructed on such land.

2.              Term.  This term of tills Lease shall commence on the date Landlord tenders possession of the Premises to Tenant following the completion of Landlord’s Work (as hereinafter defined) (the “Commencement Date”), and shall be for a period of five (5) years from the Commencement Date; provided that if the Commencement Date does not fell on the first day of a calendar month, then five years after the first day of the nest succeeding calendar month (the last day of the preceding calendar month) (the “Initial Terra”).  Tenant shall have the right of access to the Promises in a manner coordinated by Landlord to the greatest extent reasonably possible prior to the Commencement Date, such access to be limited to access which does not interfere with Landlord’s Work for Tenant’s construction, wiring and installation of furniture, , fixtures, furnishings and equipment; provided, that all terms of this lease shall apply to Tenant’s access, except for the payment of rent or additional rent, and the date Tenant commences any such occupancy prior to the Commencement Date is referred to as the “Occupancy Date”.  A supplement to this Lease is attached hereto, made a part hereof, and marked as Exhibit “B-2”, containing blanks for the Commencement Date and expiration of said Term.  The parties hereto agree that after the Commencement Date and expiration date of this Lease become certain, as provided herein, they will complete and execute said supplement, to reflect said dates.

3.              Use.  The Premises is to be used and occupied only for office and related uses and for no other purpose.  The Tenant will not, and will not allow others to occupy or use the Premises or any part thereof for any purposes other than as specified in this Paragraph 3, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.  Tenant shall have access to the Premises and the Building and its parking facilities 24 hours a day, 7 clays a week.  Landlord shall provide a card access control and security system tor the Building and allow access to the Premises as permitted by Tenant.  Tenant will be able to operate the HVAC system serving the Premises 24 hours a day, 7 days a week.

4.              Rent.  The Tenant agrees to pay annual base rent as follows:  Beginning with the Commencement Date, $8041.67 per month (equal to $25.00 per rentable square foot) in advance, and thereafter due on the 1st day of each month, provided the base rent for any initial partial month period shall be apportioned on a per diem basis and shall be due five (5) days after the Commencement Date.  Commencing on the first anniversary of the Commencement Date or the first day of the next calendar month if the Commencement Date is not on the first day of a calendar month and on each annual anniversary thereafter, the annual base rent shall increase as follows (the “Annual Increase(s)”):

Anniversary of Commencement Date on Which Increase is Effective	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Payment

First	$25.50	$98,430.00	$8,202.50
Second	$26.00	$100,360.00	$8,363.33
Third	$26.50	$102,290.00	$8,524.17
Fourth	$27.00	$104,220.00	$8,685.00

The Tenant shall pay a late charge of 4% of each payment of annual base rent as additional rent for each payment that is more than 10 days late.  This late charge is due with the monthly rent payment.  The Tenant shall also pay a fee of $25.00 as additional rent for any dishonored check.  Rent shall be payable without set-off or demand.

5.              Repairs and Care.

(a)                                 The Tenant has examined the Premises and has entered into this Lease without any representation on the part of the Landlord as to the condition thereof, except for the Landlord’s Work to be completed.  The Tenant will take good care of the Premises and at the Tenant’s own cost and expense, except as set forth below, will make all minor repairs, including decorating and will maintain the Premises in good condition and state of repair, and at the expiration or earlier termination of the term hereof, will deliver up the Premises in good order and condition, except for reasonable wear and tear and damage not resulting from the negligence of the Tenant.  Tenant shall also make all repairs to the Premises and the Building resulting from the negligent acts and omissions of Tenants its sub-lessees and their agents, servants, contractors, employees and invitees.  The Tenant will neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, and will not deposit any debris, trash or refuse other than in approved containers.  Any repairs done by Tenant must be coordinated through and approved In advance by Landlord including, but not limited to, Landlord approving the contractors used by Tenant; provide, however such approval shall not be unreasonably withheld, delayed or denied.

(b)                                 The Landlord shall maintain and repair, at the Landlord’s own cost and expense, the Property (excluding the Premises), including, without limitation, the heating, ventilation, air conditioning, plumbing, electrical and other systems serving the Premises except due to any misuse of such systems or the negligent acts and omissions of Tenant, its sub-lessees, and their agents, servants, contractors, employees and invitees.  Landlord shall provide janitorial services to the Premises pursuant to specifications set forth in Exhibit  .  Landlord shall also provide maintenance of common areas in a manner comparable in other Class “A” office buildings in Chester County, PA, including, without limitation, landscaping, illumination and keeping all walks, driveways and parking areas free from debris, trash, obstructions, snow and ice.

6.              Landlord’s Work; Alterations and Improvements.  Landlord shall complete the alterations and improvements (the “Landlord’s Work”) as described in the Work Letter attached hereto as Exhibit “D” and incorporated herein and shall use its best efforts to Substantially Complete (as defined below) Landlord’s Work by June 1, 2015 (the “Target Date”).  The Landlord shall tender the Premises to Tenant following the Substantial Completion of Landlord’s Work and the receipt of a Certificate of Occupancy for the Premises issued by Tredyffrin Township.  Landlord’s Work shall be considered substantially complete when all improvements described on Exhibit “D” have been completed except for (i) minor items of finishing and construction that do not materially interfere with Tenant’s use of the Premises and (ii) items not then completed because delays by Tenant or because of requests by Tenant for changes or additions to the plans and specifications attached hereto as Exhibit “D,” (“Substantially Complete”).  Notwithstanding the foregoing, and except to the extent caused by (i) Tenant’s delay or (ii) acts of God, strikes, lockouts, labor disputes, inability to obtain materials, utilities or labor on reasonable terms, restrictive governmental regulations or laws, or other reasons beyond Landlord’s control, if the Premises has not been delivered Substantially Completed on a date that is thirty (30) days after the Target Date then Tenant shall receive a credit against the monthly installment of annual base rent next payable equal to 1/2 clay of annual base rent for each of the next fifteen (15) days of delay past said thirty (30) day period; if the Premises is not ready for occupancy within forty-five (45) days following the Target Date then Tenant shall receive a credit against the monthly installment of annual base rent next payable equal to one (1) day of annual base rent for each of the next thirty days of delay past said forty-five (45) day period.

7.              Signs.  Tenant shall be provided with (i) a single space on the monument sign designated for the Building.  The Tenant may place a panel with its logo and/or signage within this space.  Tenant agrees that for the purpose of quality control, Tenant’s sign panel shall be designed and constructed by a mutually agreed upon contractor.  Landlord shall coordinate the installation of the sign panel with such approved contractor.  Tenant shall be solely responsible for the cost of the design, construction and installation of the sign panel.  Tenant shall also be responsible for maintaining, repairing and replacing its sign panel.  In addition, at the end of the term of the Lease, Tenant agrees that upon Landlord’s demand, Tenant shall, at Tenant’s sole cost and expense, remove such sign panel and repair any damage caused thereby.  Other than the foregoing, the Tenant may not place nor allow to be placed any signs upon, in or about the Premises that are visible from the exterior of the Premises, except for those to which the Landlord may consent in writing, which may be denied in Landlord’s sole discretion.  Landlord, at its own expense, shall place Tenant’s name on any interior tenant directory sign it has for the Building.  Landlord, at its own expense, shall place the Tenant’s name placed on a sign on or immediately outside the front doors to the Premises, consistent with similar signs for the other tenants in the Building.

8.              Utilities.  Landlord shall install at its expense a separate electric meter or sub-meter for the Premises to measure accurately all electricity supplied for lights, outlets and HVAC service to the Premises, and the Tenant will pay when due all charges for electricity used by the Tenant for such services, and if not paid, such electric charges will be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

9.              Compliance with Laws, etc.  The Tenant end Landlord will promptly comply with all laws, ordinances, rules, regulations, requirements and directives of all governmental or public authorities and of all their subdivisions, applicable to and affecting the Premises or the Property respectively, or the use and occupancy of the Premises or Property respectively, and will promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority end of any insurance companies which have issued or are about to issue policies of insurance covering the Premises or Property respectively and their respective contents, for the prevention, of fire or other casualty, damage or injury, each at their own cost and expense.  Landlord represents and warrants to Tenant that the Property is, and all prior operations during the Landlord’s ownership have been, in compliance with all applicable federal, state and local environmental laws, regulations or ordinances (“Environmental Laws”) and that the Property tins not been used during Landlord’s ownership to treat, store, process or dispose of hazardous wastes, hazardous substances or toxic substances as those terms are defined under applicable Environmental Laws in violation of law and that to the best of Landlord’s knowledge there have been no releases of such wastes or substances at, on or under the Property which would give rise to a cleanup or remediation obligation under any applicable Environmental Law.  Tenant shall be responsible for and shall pay promptly and before delinquent all federal, state, city, county and other taxes, license fees and assessments due or becoming due during or after the term of this Lease against Tenant, Tenant’s Interest in this Lease or Tenant’s personal property or intangibles owned, placed in or generated in, upon or about the Premises by Tenant upon demand.  Tenant shall pay to Landlord, as additional rent to be added to any installment of rent therefor becoming due any cost incurred by Landlord in curing any default or meeting any obligation of Tenant under this section and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

10.       Assignment and Sublease.  Tenant will not assign, mortgage or hypothecate this Lease, nor sublet or sublease the Premises or any part thereof without the written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or denied.  In determining the “reasonableness” of Landlord’s consent, the parties shall take into account the proposed assignee’s or subtenant’s own reputation and net worth, as well as whether its proposed use is in keeping with the then-existing character of the Building and not in conflict with any exclusive rights contractually held by other tenant or then-existing uses by other tenants.  Notwithstanding the foregoing, without such consent, Tenant may assign this Lease to an affiliate or in connection with the transfer or sale of all or substantially all of its assets, stock or business, or its merger, consolidation or combination with or into another entity provide upon thirty (30) days prior written notice to Landlord.  However, in no instance shall the assignor Tenant be released from liability under this Lease as a result of any assignment and provided the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant hereunder.

11.       Liability Insurance.  The Tenant, at Tenant’s own cost and expense, will obtain or provide raid keep in full force for the benefit of the Landlord, during the term hereof, general public liability insurance, insuring the Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in ox about the Premises for injuries to any persons, for limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregate for property damage, $1,000,000 per occurrence and $2,000,000 annual aggregate for personal injury.  The insurance policies will be with companies authorized to do business in Pennsylvania and appropriate certificates of insurance will be delivered to the Landlord not less than fifteen (15) days prior to the expiration or termination date of any policy.  The Tenant will name the Landlord and any mortgagee of Landlord designated in writing by Landlord as additional insured(s).  The Landlord shall obtain and maintain throughout the term, fire and extended coverage insurance on the Building in an amount at least equal to the replacement cost thereof, together with general public liability insurance with regard to liability or claims of liability arising out of occurrences in any common areas in the Building of the grounds adjacent to the Building in amounts reasonable for first class office buildings in Chester County, PA.

12.       Indemnification.

(a)                                 The Tenant will hold harmless and indemnify the Landlord from and against any and all payments, expenses, costs, reasonable attorneys’ fees (including attorneys’ fees incurred in enforcing the Tenant’s obligations under this Paragraph 12) and from and against any and all claims and liability for losses or damage to property or injuries to persons (each a “Claim”) arising out of or by reason of the negligence or willful misconduct of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors in connection with the occupancy of the Premises by the Tenant or business of the Tenant.  Notwithstanding the foregoing, Tenant’s indemnification obligations shall not apply to any Claim to the extent caused by the negligence or willful misconduct Landlord, its agents, servants, employees, successors or assigns.

(b)                                 The Landlord will hold harmless and indemnify Tenant from and against any and all Claims arising out of or by reason of the negligence or willful misconduct of the Landlord or Landlord’s agents, servants, employees, successors or assigns in connection with the use, non-use, condition or occupation of the Property or any part thereof which arises from the negligence or willful misconduct of Landlord.  Notwithstanding the foregoing, Landlord’s indemnification obligations shall not apply to any Claim to the extent caused by the negligence or willful misconduct Tenant, its agents, employees, guests, licensees, invitees, subtenants, assignees or successors.

13.       Mortgage Priority; Non-Disturbance.  This Lease will not be a lien against the Premises with respect to any mortgages that are currently or may hereafter be placed upon the Premises.  Tenant hereby subordinates this Lease to any mortgage placed on the Property in the future.  (Such mortgages will have preference and be superior and prior in lien to this Lease, irrespective of the date of recording of such mortgages.  The Tenant will execute any instruments, without cost, which may be deemed necessary to further effect the subordination of this Lease to any such mortgages, provided that such instrument also includes the holder’s agreement not to disturb the Tenant’s possession of the Premises as long as the Tenant is not in default of any of its obligations under this Lease.  Landlord warrants to Tenant that there are presently no mortgages encumbering the Property.

14.       Condemnation; Eminent Domain.  If any portion of the Building of which the Premises are a part or any part of the adjacent grounds is taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord grants an option to purchase and or sells and conveys the Premises or any portion thereof to the governmental or other public authority, agency, body or public utility seeking to take the Premises or any portion thereof, then this Lease, at the option of the Landlord, will terminate, and the term hereof will end as of such date as the Landlord fixes by notice in writing.  The Tenant will have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid us the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings.  The Tenant may, however, file a claim for any taking of fixtures and improvements owned by the Tenant, and for moving expenses which are separately awarded and do not decrease the Landlord’s award for the land and improvements taken.  Except as provided in the preceding sentence, all rights of the Tenant to damages, if any, are hereby assigned to the Landlord.  The Tenant will execute and deliver any instrument, at the expense of the Landlord, as may be deemed necessary to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof.  The Tenant will vacate the Premises, remove all of the Tenant’s personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord.  The Tenant will repay the Landlord tor such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant’s breach hereof.

15.       Fire and Other Casualty.  If there is a fire or other casualty, the Tenant will give immediate notice to the Landlord.  If the Premises are partially damaged by fire, the elements, or other casualty, the Landlord will repair the same as speedily as practicable, and the Tenant’s obligation to pay the rent hereunder will cease prorate based on the portion not usable by the Tenant, If in the opinion of the Landlord, the Premises are so substantially damaged as to render them untenantable, then the rent will cease until such time as the Premises are made tenantable by the Landlord.  If, however, in the reasonable opinion of the Landlord, the Premises are so substantially damaged that it will require more than 60 days to make the Premises tenantable or the Landlord decides not to rebuild, then either the landlord or the Tenant may terminate the Lease as of the date of destruction and the rent will be paid up to the time of such destruction.  The rent, and any additional rent, will be apportioned us of the termination date, and any rent paid for any period beyond that date will be repaid to the Tenant.  However, the preceding provisions of this Paragraph 15 will not become effective or be applicable if the fire or other casualty and damage are the result of the gross negligence or willful misconduct of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors.  In such case, the Tenant’s liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant’s part to be performed will continue and the Tenant will be liable to the Landlord for the damage and loss suffered by the Landlord.  If the Tenant is insured against any of the risks herein covered, then the proceeds of such insurance will be paid over to the Landlord to the extent of the Landlord’s costs and expenses to make the repairs hereunder, and such insurance carriers will have no recourse against the Landlord for reimbursement.

16.       Right of Landlord to Perform.  All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.  If the Tenant shall fail to pay any sum of money or incur any expense, other than rent required to be paid by Tenant hereunder, whether or not such failure constitutes a breach of this Lease, and such failure shall continue for ten (10) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to do so, and without waiving or releasing the Tenant from my obligations of the Tenant, make any such payment or incur any such expense or perform any such act on the Tenant’s part to be made or performed as in this Lease required to be adopted by Tenant.  All sums so paid by the Landlord, and as necessary incidental costs, together with interest thereon at the interest rate at 8% per annum from the date of such payment by the Landlord, shall be payable as additional rent to the Landlord on demand.

17.       Increase of Insurance Rates.  If by reason of the use to which the Premises are put by the Tenant or character of or the manner in which the Tenant’s business is carried on, the insurance rates for fire and other hazards increase, the Tenant will, upon demand, pay to the Landlord, as additional rent, the amounts by which the premiums for such insurance are increased; provided that such increase is established to Tenant’s reasonable satisfaction to be directly related to Tenant’s use of the Premises.

18.       Inspection and Repair.  The Landlord and the Landlord’s agents, employees or other representatives, will have the right to enter into and upon the Premises or any part thereof, at all reasonable hours, on reasonable prior notice, for the purpose of examining the Premises or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.  This clause will not be deemed to be a covenant by the Landlord or be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

19.       Entry by Landlord.  Upon 24 hours prior written notice, except to the event of an emergency in which no notice need be given, Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show the Premises to prospective purchasers, mortgagees or tenants, and to alter, improve, or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked, and further provided that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises (except for safes, drawers, etc. containing valuables), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises (except for safes, drawers, etc. containing valuables), and any entry to the Premises, or portions thereof obtained by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction, actual or constructive, of Tenant from the Premises or any portions thereof.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, parking facilities, loading docks and areas, delivery and pick-up areas or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, however, Landlord agrees that it. will not name the Building or allow any identification signs to be placed so as to identify the Building as being owned by any particular competitor of Tenant.

20.       Removal of Tenant’s Property.  Any equipment, fixtures, goods or other properly of the Tenant that are not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Premises by the Tenant, or upon the Tenant’s eviction, will be considered as abandoned and the Landlord will have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and will not be accountable to the Tenant for any part of the proceeds of such sale, if any.

21.       Events of Default; Remedies Upon Tenant’s Default.  The following are “Events of Default” under this Lease:  (a) a default by the Tenant in the payment of rent, or any additional rent when duo which the Tenant does not cure within 10 days after Tenant’s receipt of written notice thereof from the Landlord; (b) a default by the Tenant in the performance of any of the other covenants or conditions of this Lease, which the Tenant does not cure within 30 days after receipt of written notice thereof from the Landlord, or if such default cannot reasonably be cured within such time period, then the Tenant tails to commence the cure and prosecute it diligently to completion; (c) the liquidation or dissolution of the Tenant; (d) the filing by the Tenant of a bankruptcy, insolvency or receivership proceeding; (e) the filing of a bankruptcy, insolvency or receivership proceeding against the Tenant which is not dismissed within 90 days after the filing thereof, (f) the appointment of, or the consent by the Tenant to the appointment of, a custodian, receiver, trustee, or liquidator of all or a substantial part of the Tenant’s assets; (g) the making by the Tenant of an assignment for the benefit of creditors or an agreement of composition; (h) if the Premises are or become abandoned, deserted, vacated or vacant; (i) the eviction of the Tenant; or (i) if this Lease, the Premises or the Tenant’s interest In the Premises passes to another by virtue of any court proceedings, writ of execution, levy, or judicial or foreclosure sale.  If an Event of Default occurs, the Landlord, in addition to any other remedies contained in this Lease or as may be permitted by law or at equity, may either by force or otherwise, without being liable for prosecution therefore, or for damages, re-enter, possess and enjoy the Premises, Landlord shall be entitled to accelerate all rent due after an Event of Default prospectively to the end of the current Term.  The Landlord may then re-let the Premises and receive the rents therefore and apply the same, first to the payment of such expenses, reasonable attorneys’ fees and costs, as the Landlord may have incurred in re-entering end repossessing the Premises and in making such repairs and alterations as may be necessary as well as any cost of retrofitting the Premises and releasing the Premises including, but not limited to, broker’s commissions and attorneys fees and second shall refund at the end of such one year period for which it has collected accelerated rent any net amounts collected from replacement lessees applicable my a month to month basis with the period in which accelerated rent has been collected, it being understood and agreed that Landlord shall have no obligation to credit Tenant for any net amounts received in excess of rent due from Tenant.  The Tenant will remain liable for which rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

22.       Landlord May Confess Judgment.  In addition to the remedies set forth In paragraph 21 above,

(i)                                    Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any court of record to appear for Tenant in any and all actions which may be brought for rent, additional rent, and/or any other charges, payments, costs and expenses herein reserved as rent, or herein agreed to be paid by Tenant and/or to sign for Tenant an agreement for entering in any competent Court an amicable action or actions, pursuant to Pennsylvania Rules of Civil Procedure No. 2950 et seq., to confess judgment against Tenant for all or any part of the Rent, Additional Charges, and other charges specified in this Lease and then due and unpaid, and for interest and costs together with reasonable attorney’s fees for the collection of the same of five percent (5%).  Such authority shall not be exhausted by one exercise thereof but judgment may be confessed as aforesaid from time to time us often as any of said rent and/or other charges shall fall due or in arrears.

(ii)                                Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any court of record to appear for Tenant and to confess judgment against Tenant in ejectment for possession of the herein Premises and agrees that Landlord may commence any action pursuant to Pennsylvania Rules of Civil Procedure 2970 et seq. for the entry of an order in ejectment for the possession of real property, and Tenant further agrees that a writ «f possession pursuant thereto, this Lease, or a true and correct copy thereof, shall be sufficient warrant.  Tenant further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced, the action shall be terminated and the possession of the Premises demised hereunder shall remain in or be restored to the Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as above set forth to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in ejectment for possession of the Premises hereunder.

(iii)                            Tenant hereby releases Landlord from all errors of defects whatsoever in entering such actions under (i) and/or (ii) above, or causing such writ of possession or for money damages to be issued, or any proceeding thereon, or concerning the same and hereby agrees that no writ of error, objection or exception, shall be made or taken thereto.

(iv)                             Tenant confirms to Landlord that (A) this Lease and the foregoing warrant of attorney have been negotiated and agreed upon in a commercial context; (B) Tenant is n business entity and its principals are knowledgeable in commercial matters; (C) Tenant has consulted with its own separate counsel regarding this Lease; (D) on the advice of its own separate counsel, Tenant has agreed to the aforesaid warrant of attorney to confess judgment against Tenant; and (E) Tenant understands that it is waiving curtain rights which it would otherwise possess.

23.       Termination on Default.  If an Event of Default occurs and continues after the expiration of any applicable grace or notice period in paragraph 21, Landlord may, at any time thereafter while the Event of Default continues, terminate this Lease and the term hereof upon giving to the Tenant at least thirty (30) days’ notice in writing of the Landlord’s intention so to do.  Upon the giving of such notice, this Lease and the term hereof will end on the date fixed in such notice as if such date was the date originally fixed in this Lease for the expiration hereof, and the Landlord will have the right to remove all persons, goods, fixtures and chattels from the Premises, by force or otherwise, without liability for damage.

24.       Liability of Landlord.  Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by fire of explosion, water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, except in cases where such injury or property damage is caused by the negligence or willful misconduct of Landlord,, its agents, servants, employees, successors or assigns.

25.       Non-Waiver by Landlord.  The various rights, remedies, options and elections of the Landlord under this Lease are cumulative.  The failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option, or to resort or have recourse to any remedy conferred in this Lease or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, will not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same will continue in full force and effect.

26.       Non-Performance by Landlord.  This Lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, will not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for in this Lease, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

27.       Validity of Lease.  The terms, conditions, covenants and provisions of this Lease will be deemed to be severable.  If any clause or provision contained in this Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it will not affect the validity of any other clause or provision in this Lease, but such other clauses or provisions will remain in full force and effect.

28.       Notices.  All notices required under the terms of this Lease will be given and will be complete by mailing such notices by certified or registered mail, return receipt requested, or by hand delivery or overnight delivery service, to Tenant at the Premises with a required copy to Tenant’s General Counsel, Suzanne Hanlon; and to Landlord at the address shown at the beginning of this Lease; or to such other address as may be designated in writing, which notice of change of address is given in the same manner.

29.       Title and Quiet Enjoyment.  The Landlord covenants and represents that the Landlord is the owner of the Premises and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants contained in this Lease, will and may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease.

30.       Increased Operating Expenses and Real Estate Taxes.  If in any calendar year during the term, including all Renewal

Terms, the Operating Expenses (hereinafter defined) or Real Estate Taxes (hereinafter defined) are greater than the Operating Expenses or Real Estate Taxes for the calendar year 2015 which is hereby designated as a Base Year, then in addition to the mutual base rent fixed in this Lease, the Tenant will pay a sum equal to Tenant’s Proportionate Share (hereinafter defined) of the amount by which such Operating Expenses or Real Estate Taxes exceed the amounts thereof for the Base Year.  For purposes of snow removal, however, snow removal cost for calendar yew 2015 may be adjusted by Landlord to equalize such costs to the costs that would have resulted if snow fall during calendar year 2015 was equal to the average snow fall in the greater Philadelphia metropolitan area for the previous ten (10) years.  The Base Year Operating Expenses shall also be adjusted to reflect a 100% Building occupancy rate.  Landlord shall permit Tenant and its designee(s) to review and copy any documents in Landlord’s possession used to calculate the increase(s).  Such sum will be considered as additional rent and will be paid in equal installments over the next succeeding 12 months after the determination is made by Landlord on the first day of each month in advance.  If the term hereof commences after the first day of January or terminates prior to the last day of December in any year, then such additional rent resulting from any such increase(s) will be proportionately adjusted for the fraction of the calendar year involved.  For purposes of this Lease, “Operating Expenses” and “Real Estate Taxes” and “Proportionate Share” shall have the meanings set forth in Exhibit “C” attached hereto and incorporated herein.  A proposed 2015 Operating Expense Budget is attached hereto as Exhibit “P”.

31.       Tenant Alterations.  Tenant shall not make or permit to be made any alterations, additions, changes or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord; and any such alterations, additions, changes or improvements in, on, or to said Premises, except for Tenant’s movable furniture and equipment, shall immediately become Landlord’s property and, at the end of the Term hereof, shall remain on the Premises without compensation to Tenant.  In the event Landlord consents to the making of any such alterations, additions, changes or improvements by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with all applicable laws, statutes, ordinances, rules and regulations, public and private, and all requirements of Landlord’s and Tenant’s insurance policies, and in accordance with plans and specifications approved by Landlord.  Any contactor or subcontractor selected by Tenant to make the same, must first be approved in writing by Landlord, which approval shall not be unreasonably withheld, denied or delayed; or, at Landlord’s option and upon written agreement between Landlord and Tenant with respect to any charges therefore, the alteration, addition or improvement shall be made by Landlord for Tenant’s account and Tenant shall reimburse Landlord for the agreed upon cost thereof upon demand.  Notwithstanding the foregoing, Tenant shall be permitted to make alterations to the Premises without Landlord’s consent provided the alterations are less than $5,000 per item and in the aggregate during the term of this Lease and are non-structural in nature.

32.       Waiver of Subrogation Rights.  Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such fire or other casually shall be caused by the fault or negligence of the other party, or for whom such party may be responsible, provided however, that this release shall be applicable and in force only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

33.       Estoppel Certificates.  The Tenant will at any time and from time to time upon not less than 10 days’ prior notice by the Landlord, execute, acknowledge and deliver to the Landlord or any other party specified by the Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications) and the dates to which the rent, additional rent and other charges have been paid, and stating whether or not, to the knowledge of the signer of such certificate, the Tenant or the Landlord is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, as well as certifying to such other matters as the Landlord or the intended recipient of such certificate may reasonably request.

34.       Conformity with Laws and Regulations; Rules and Regulations.  The landlord may pursue the relief or remedy sought in any invalid clause, by conforming such clause with the provisions of the statutes or the regulations of any governmental agency as if the particular provisions of the applicable statutes or regulations were set forth at length in this Lease, The Tenant shall abide by the Landlord’s Rules and Regulations generally applicable to all tenants in the Building attached hereto as Exhibit “B” and incorporated herein, subject to reasonable changes the Landlord may promulgate in writing from time to time.

35.       Number and Gender.  In all references to this Lease to any parties, persons or entities, the use of any particular gender or the plural of singular number is intended to include the appropriate gender or number as the text of this Lease may require.  All the terms, covenants and conditions contained in this Lease will be for and will inure to the benefit of and will bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

36.       Legal Fees.  Notwithstanding any provision contained in this Lease to the contrary, if either party institutes suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to recover all of its costs and expenses, including without limitation, reasonable attorneys’ fees.

37.       Brokers.  Landlord and Tenant represent and warrant to each other that no broker or finder other than Lieberman Earley & Co. was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finders’ fees in connection with this Lease by any person or entity other than Lieberman Earley & Co.  Landlord shall be solely responsible for all fees and commissions payable to Lieberman Earley & Co.  If any person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Landlord or Tenant, then the party through whom such person makes its claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim.

38.       Entire Agreement.  This Lease contains the entire agreement between the parties.  No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the leasing of the Premises, or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals or extensions hereof, will be binding unless reduced to writing and signed by the Landlord and the Tenant.

39.       Holding Over.  Tenant will, at the termination of this Lease deliver possession of the Premises lo Landlord.  If Tenant retains possession of the Premises or any part after termination such holding over shall constitute creation of a month to month tenancy, upon the terms and conditions set forth in this Lease; provided, however, that the Base Rent shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the rental being paid monthly to Landlord under this Lease immediately prior to such termination.  Tenant shall also pay to Landlord as additional rent due and payable, all direct damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises.  The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations to be performed by Tenant, or of any other right of Landlord.

40.       Authority

a                                         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized end existing corporation, that Tenant has and is qualified to do business in The Commonwealth of Pennsylvania that the corporation has full right and authority to enter into this Lease, and that each and every one of the persona signing cm behalf of the corporation are authorized to do so.  Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

b                                         No consent or approval by, notice to, or registration with, any lender or other party is required on the part of Landlord in connection with the execution and delivery of this Lease by Landlord or the performance by Landlord of the transactions contemplated thereby.  Landlord covenants and represents that it is the owner of the Building and has the power and authority to enter into this Lease which will be valid and binding on the Building; and the person executing this Lease on behalf of Landlord hereby covenants, warrants and represents that he or she is authorized to enter into this Lease on behalf of Landlord.

41.       Mortgagee Approvals.  Any provisions of Mm Lease inquiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises or Building or any portion thereof shall refuse or withheld its approval or consent, thereto.  Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.  Landlord will, however, exercise its best efforts to require any mortgagee now or in the future, to not unreasonably withhold or delay any such consent or approval.

42.       Limitation of Landlord’s Liability.  In no event shall Landlord’s liability for breach of this Lease exceed the amount of Landlord’s equity interest in the Property.  This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded, in any event.  Anything to the contrary contained in this Lease notwithstanding there shall in no event be any personal or derivative liability with respect to, arising from or related in any manner to the terms, covenants, conditions and provisions of this Lease or their application, sought or enforced against any persona, firms or other entities who constitute the Landlord, and Tenant hereby exculpates each and all partners of Landlord from any and all liability arising from or relating to this Lease and its provisions or from Landlord’s status as such hereunder.  Tenant shall, subject to the rights of any ground lessor, mortgagee or holder of any security interest, look solely to the equity interest of Landlord, its successors and assigns, in the Property for the satisfaction of any remedy, of Tenant against Landlord.

43.       Environmental Compliance.

a                                         Tenant hereby covenants and agrees to use and occupy the Premises and to conduct its business and operations thereupon in full compliance with all applicable statutes, codes, rules, regulations, and ordinances as they may change from time to time pertaining to the protection of the environment and to hazardous substances and hazardous waste as those terms may be defined from time to time in such statutes, codes, rules, regulations and ordinances (“Environmental Laws”).

b                                         Tenant shall promptly provide Landlord with copies of all correspondence from or to the U.S. Environmental Protection Agency, the Pennsylvania Department of Environmental Resources or any other federal, state or local governmental agency which pertains to the Premises regarding but not limited to the following:  (1) Tenant’s compliance with the Environmental Laws; (2) Any permits which Tenant may be required to obtain pursuant to the Environmental Laws; (3) Any release or threat of release of a hazardous substance or hazardous waste which has occurred in the Premises.

c                                          Tenant snail Immediately notify Landlord of its receipt of any notices of alleged violations of the Environmental Laws from any other party including but not limited to governmental agencies including request for information.

d                                         Tenant stall promptly provide Landlord with copies of any documents required to be kept or prepared by Tenant or maintained at the Premises pursuant to the Pennsylvania Worker Right in Know Act, 35 P.S. 7301 et. seq., and the regulations promulgated thereunder.

e                                          Tenant shall promptly supply to Landlord true and complete copies of all sampling and test results obtained from any samples and tests taken at the Premises.

f                                           In the event of any “release” of a “hazardous substance” or “hazardous waste” as those terms are defined in any of the Environmental Laws, which release requires notification of any governmental agency, Tenant shall immediately notify Landlord of the release and provide a full, true and complete description of the release, the substances involved and the remedial efforts taken.

g                                          At any time during the term hereof, Landlord shall have a right to enter upon the Premises to the Premises and to evaluate Tenant’s compliance with the Environmental Laws.  Such right of access stall include a right to review Tenant’s records pertaining to compliance with the Environmental Laws.  Tenant hereby agrees to cooperate with Landlord in any such inspection and evaluation.

h                                         Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against, any and all claims, demands, judgments, suits, liens, actions, and other proceedings, arising out of or relating to the removal, remediation, corrective action or cleanup of any hazardous waste or hazardous substance as defined in the Environmental Laws now or hereafter applicable to the Premises or the Building and resulting from or arising out of Tenant’s, its subtenants’, assignees’, concessionaires’, or any of Tenant’s or its subtenants’, assignees’ or concessionaires’ agents’, servants’ contractors’, employees’ or invitees’ use, operation and occupation thereof during the term of this Lease.  Such indemnification shall include but not to be limited to costs of investigation, engineering fees, attorneys’ fees, costs of remediation and cleanup and future site maintenance.

i               All terms and conditions of this Section shall survive the termination of this Lease Agreement for so long as any liability may arise under the Environmental Laws with respect to the Premises.

44.  Early Termination by Tenant.  Provided that Tenant is nut in default after any applicable notice and cure period at the time of exercise, effective on the third (3rd) anniversary of the Commencement Date, Tenant shall have and is hereby granted a one-time right to terminate this Lease (“Early Termination Option”).  If Tenant desires to exercise the Early Termination Option, Tenant shall (i) send a written notice of such exercise to Landlord no later than one hundred eighty (180) days prior to the third anniversary of the Commencement Date, (ii) vacate the Premises on or prior to the Early Termination Date, (iii) pay Landlord the sum of $40,000,00 (“Early Termination Fee”).

IN WITNESS WHEREOF, the parties have signed this Lease, or caused those presents to be signed by their proper officers or other representatives, the day and year first above written.

LANDLORD:

PROVCO DEVON, L.L.C.
ATTEST:

	By:	/s/ W. Kent Silvers
	Its:	Vice President

TENANT:

ATTEST:	ZYNERBA PHARMACUETICALS, INC.

	By:	/s/ Armando Anido
	Its:	Chairman and Chief Executive Officer

EXHIBIT “A”

Premises

A-1

TENANT 3B
(EX) WOMEN'S
DOOR TO BE RE-LOCATED
(EX) MEN'S
(N) COMMON CORRIDOR
(EX) TELE CL
TENANT PREMISES
(EX) STAIR
DOOR TO BE RE-LOCATED

PROPOSED 3RD FLOOR PLAN

TENANT 3C ZYNERBA

3RD FLOOR KEY PLAN

NOTES:

1. TENANT IS RESPONSIBLE FOR SITE VERIFYING ALL DIMENSIONS AND CONDITIONS FOR ALL EXISTING AND/OR NEW CONSTRUCTION. TENANT SHALL REFER TO THE EXECUTED LEASE AGREEMENT AND LANDLORD CRITERIA (AS APPLICABLE) WHICH REFER TO SPECIFIC DESIGN & CONSTRUCTION REQUIREMENTS FOR THE LEASED PREMISES PRIOR TO BEGINNING DESIGN DOCUMENTS.

2. THIS DRAWING IS DIAGRAMMATIC. SIZES AND DIMENSIONS ARE APPROXIMATE AND SUBJECT TO REVISION.

3. THE DEMISING WALL AND/OR LEASE LINE MAY NOT CURRENTLY EXIST AS DRAWN. ANY PROPOSED RECONFIGURATION WILL OCCUR ONLY IN ACCORDANCE WITH AN EXECUTED LEASE AGREEMENT.

Prepared by:

EGHC ARCHITECTS, LLC

112 PARK AVENUE SUITE 2 SWARTHMORE, PA 19081 (610) 543-7381

SHEET TITLE:

TENANT FIT-OUT 3B - ZYNERBA

THE PROVCO GROUP.
80 WEST LANCASTER AVENUE, DEVON, PA

ISSUE DRAWINGS

NO.	DESCRIPTION	DATE
1	TENANT 3B FIT-OUT - ZYNERBA PREMISES PLAN	2/2/15

SCALE: AS NOTED
DATE: AS NOTED
DRAWN BY:
CHECKED BY:
PROJECT #:

SHEET NO.

SK020215-1

TENANT PREMISES PLAN - ZYNERBA 3,860 RSF | SCALE: 3/32"

EXHIBIT “B”

Site Plan

B-1

LANCASTER AVEN
CHESTNUT AVENUE
LEGEND

REFERENCE PLANS

DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTY

EXHIBIT “B-2”

COMMENCEMENT AGREEMENT

This Commencement Agreement is entered into this       day of      , 2015 between Provco Devon, L.L.C. (“Landlord”) and Zynerba Pharmaceuticals, Inc. (“Tenant”)

WHEREAS, Landlord and Tenant entered into a Lease dated            for the Leased Premises attached to the Lease as Exhibit “A”;

WHEREAS  pursuant to the provisions of Paragraph 2 of the Lease, Landlord and Tenant desire to confirm various dates relating to the Lease;

NOW THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.

1.                                      The Commencement Date of the- Lease shall be the       day of           , 2015 and the expiration date of the initial Term of this Lease shall be the       day of         , 2020.

2.                                      The Rent for the Leased Premises shall commence on                     , 2015.

IN WITNESS WHEREOF, the parties have hereunto duly executed this Commencement Agreement on the date first set forth above.

LANDLORD:

ATTEST:	PROVCO DEVON, L.L.C.

By:
	Its:	Vice President

TENANT:

ZYNERBA PHARMACEUTICALS, INC.

By:
Its:

B-2

EXHIBIT “C”

Definitions

1.                                      “Operating Expenses” shall mean:

All those costs and expenses of whatever kind or nature incurred or paid by or on the behalf of Landlord in connection with the operation, maintenance, repair, protection and management of the Property which, in accordance with generally accepted principles as applied to lite operation, maintenance, repair, protection and management of first class office buildings in Delaware and Chester Counties, PA, am properly chargeable, including, but not limited to, the following, but excluding those set forth in clauses (A) through (P), inclusive, set forth below:  (1) common area water, sewer and other utility charges (including surcharges) of whatever nature (it being understood that water, sewer, electricity and other utilities consumed shall be submetered or separately metered to other Tenants in the Building and that only common areas expenses of that nature shall be included in the Operating Costs, and that the cost of pest control and water and sewer usage shall be limited to that reasonably attributable to office use, as contrasted with other types of uses in the Building); (2) insurance premiums and the amounts of any deductible paid by Landlord to the extent relating to the Property for the types and amounts of coverages in force on the first day of each Lease Year; (3) personnel costs below management level, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct costs; (4) costs of service and maintenance contracts including, but not limited to, janitorial, cleaning and security services; (5) any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Common Area or the Building; and (6) the cost of any additional services not provided to the Building on the Commencement Date but thereafter provided to the Common Area or the Building by Landlord in the prudent management of the Building,  Operating Expenses shall not include (A) franchise or income taxes imposed on Landlord; (B) costs attributable to seeking and obtaining new tenants as well as retaining existing tenants, such as advertising, brokerage commissions, attorneys’ fees, renovations and improvements; (C) costs attributable to enforcing leases against other tenants in the Building, such as attorneys’ fees, court costs, and similar expenses; (D) costs that are reimbursable to the Landlord by tenants as a result of provisions contained in their specific lease, such as excessive use of utilities; (E) costs incurred due to violations by the Landlord of any of the terms and conditions of any leases in the Building or as a result of any negligence of Landlord or its agents; (F) all items and services for which tenants reimburse the Landlord or pay third persons or which the Landlord provides selectively to one or more tenants without reimbursement; (G) repairs or other work occasioned by fire, windstorm or other casualty to the extent that the Landlord is reimbursed by insurance; (H) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority; (I) the cost of correcting any code violations (including “ADA” compliance) by the Landlord in the Property; (J) costs attributable to any environmental clean-up, remediation or removal of hazardous materials (as defined in applicable law), except to the extent that the necessity for such clean-up, remediation or removal is caused by Tenant; (K) depreciation and amortization of debt; (L) costs related to any refinancing of debt; (M) mortgage payments or any ground rentals payable by Landlord; (N) overhead and profit paid to subsidiaries or affiliates of the Landlord for management services or material, to the extent that the cost of those items would not have been paid had the services and materials been provided by unaffiliated parties on a competitive basis; and (O) salaries, expenses or any other compensation paid to off-site employees or for any employees whose responsibilities include the operation of any location other than the Property.  Landlord covenants to use reasonable efforts to minimize Operating Expenses for every operating year or portion thereof occurring during the term.

2.                                      If Landlord shall make any capital improvements to the Building or Common Area not directly benefiting other tenants and not directly made to other tenants’ spaces or premises alter the applicable Base Year during the term: (a) in order to comply with the requirements of any federal, state, or local law or governmental regulation; (b) as an energy or labor saving device or device to reduce Operating Expenses; or (c) to improve the safety of the Building or the Property, then the reasonable annual amortization of the cost of such improvement over the useful life of the improvement in accordance with generally accepted accounting principles shall be deemed an Operating Expense in the operating years during which such amortization occurs.

3.                                      “Real Estate Taxes” shall mean: all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Premises, the Building or the Property or their operation, whether or not directly paid by Landlord.  Taxes shall not include income taxes, excess profit taxes, franchise taxes, or other taxes imposed or measured on or by the income Landlord from

C-1

the operation of the Building or the Property; provided, however, that if, due to a future change in the method of taxation or assessment, any income, profit, franchise or other to, however designated, shall be imposed in substitution, in whole or in part for (or in lieu of) any tax, assessment or charge which would otherwise he Included within the definition of Real Estate Taxes, such other tax shall be deemed to be included within Real Estate Taxes as defined herein to the extent of such substitution.  Real Estate Taxes shall not include any realty transfer taxes with respect to any conveyance of the Property (or any interest therein or portion thereof) any income tax, capital stock tax imposed on Landlord or its affiliates (except to the extent imposed in substitution of taxes, assessments or governmental charges upon the Premises, Building or operation), an inheritance tax, or any penalties or interest concerning any of the foregoing.  There shall be added to Real Estate Taxes the reasonable expenses of any contests (administrative or otherwise) of Real Estate Taxes incurred during the operating year, provided, that Tenant shall have the right at Tenant’s expense to participate in or monitor any such proceedings and to receive from Landlord upon request copies of all correspondence and documents regarding any contests in Landlord’s possession, Tenant shall pay to the appropriate governmental authority any use and occupancy tax.  In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as additional rent within a reasonable time after written demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority.

4.                                      “Tenant’s Proportionate Share” shall equal the total rentable square feet in the Premises (which is 3860) divided by the total notable square feet in the World Activity Building (which is 54,405) at the present time.

C-2

EXHIBIT “D”

Landlord’s Work

D-1

TYPICAL (EX) WINDOW BLINDS TO REMAIN, REPAIR & REPLACE AS REQ'D.
(EX) OFFICE 5
(EX) OFFICE 6
NEW TV (TV & CABELING BY TENANT)
(N) CONFERENCE ROOM
OFFICE 7
(EX) OFFICE 4
13'-0" V.I.F.
(N) COPY
(N) KITCH
DW BY TENANT
REFR BY TENANT
RECEPTION LAYOUT TBD
19'-2 1/2" V.I.F.
(N) CL
(EX) OFFICE 3
IT CL
(N) DOORS PER CORR. RENOVATION. SEE TENANT FOR SECURITY REQUIREMENTS
(EX) OFFICE 2
WORKSTATIONS LAYOUT TBD
(EX) WOMEN'S
18' 6" V.I.F.
(EX) OFFICE 1
(EX) MEN'S
WALLS TO DECK ABOVE
(N) DOOR PER CORR. RENOVATION
(N) COMMON CORRIDOR
ALIGN
(EX) TELE CL
(EX) STAIR
SCOPE OF WORK (N) TENANT

PROPOSED 3RD FLOOR PLAN

NOTES

3RD FLOOR KEY PLAN

3RD LEVEL FLOOR PLAN - ZYNERBA 3B FIT-OUT | **SCALE: 3/32"**

Prepared by:
EGHC ARCHITECTS, LLC
SWARTHMORE, PA 19081

TENANT FIT-OUT 3B - ZYNERBA
THE PROYCO GROUP
80 WEST LANCASTER AVENUE, DEVON, PA

NOT FOR CONSTRUCTION

SK012615-2
REV 3

EXHIBIT “B”

Landlord’s Rules and Regulations

1.                                      Canvassing, soliciting, and peddling in the Building or on the Leased Premises arc prohibited and Tenant shall cooperate to prevent the same.

2.                                      Tenant shall not be permitted to use or keep on the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous material without the written consent of Landlord, other than such materials used by Tenant on the Leased Premises for cleaning and office supplies, in such quantities normally found in modern retail stores and offices, provided that Tenant only brings a reasonable quantity of such supplies onto the Leased Premises and provided that Tenant shall at all times comply with all applicable laws, rules and regulations pertaining to the storage, handling, use and application of such supplies and products, or such materials sold by Tenant in the ordinary course of Tenant’s business operations.

3.                                      Tenant shall not cause any disturbance to other tenants of the Building by the use of any sound producing instrument, the making of unseemly noises, or by interference in any way.

4.                                      Tenant shall at no time occupy any portion of the Leased Premises as sleeping or lodging quarters.

5.                                      Other than service animals, Tenant shall not keep or bring dogs, cats, birds, or other animals upon the Leased Premises.

6.                                      Any shipping and receiving shall be conducted in the service areas of the Leased Premises designated by Landlord.

7.                                      Tenant shall not use any portion of the common areas, other than the loading dock areas, for storage of merchandise, pallets, crates, vehicles, or articles of any kind without the written consent of Landlord, However, in no Instance shall Tenant park and unhitch a trailer in the loading dock areas for more than one business day.

8.                                      Lessee shall not permit the obstruction of the service areas in such a manner so as to impede the use of these areas by other tenants in the Building or the access to Building by emergency vehicles.

9.                                      All entrance doors in the Leased Premises shall be left locked when the Leased Premises are not in use.

10.                               No awnings or other projections over or around the windows or entrances of the Leased Premises shall be installed by Tenant.

11.                               Tenant agrees that it shall not willfully do or omit to do any act or thing which shall discriminate or segregate upon the basis of race, color, sex, creed or national origin in the use and occupancy or in any subleasing or subletting of the Leased Premises.

12.                               Landlord reserves the right by written notice to Tenant to rescind, alter or waive any rule or regulation at any time proscribed to the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants, provided such changes to not alter Tenant’s obligations under the Lease.

13.                               Tenant shall not carry on or permit to be carried on upon said Leased Premise or any part thereof any immoral or illegal business, gambling, the selling of pools, lotteries or any business that is prohibited by law.

14.                               Tenant shall have the right to request Tenant employees park in designated areas of the Building.

15.                               Landlord will take all necessary actions to ensure that these rules and regulations are enforced in a reasonable, non-arbitrary manner.

E-1

EXHIBIT “F”

2015 OPERATING EXPENSE BUDGET

E-2

80 W LANCASTER AVE, DEVON, PA 19383

DESCRIPTION

BUILDING SQ FT	54,000
PROPERTY TAX
REAL ESTATE TAX - COUNTY	18,248.80
REAL ESTATE TAX - TOWNSHIP	10,432.89
REAL ESTATE TAX - SCHOOL	85,875.08
TOTAL PROPERTY TAX	114,556.72

TRASH REMOVAL	6,000.00

INSURANCE	7,346.00

CAM
WATER	8,000.00
ELEVATOR SERVICE	10,000.000
HVAC	8,000.00
JANITORIAL	59,400.00
LANDSCAPING	7,000.00
PEST CONTROL	1,000.00
SEWER	4,000.00
SNOW REMOVAL	13,000.00
BUILDING MAINTENANCE	5,000.00
ROOF MAINTENANCE	5,000.00
SPRINKLER CERTIFICATION & MAINTENANCE	1,000.00
ELECTRICITY	75,000.00
BACK UP GENERATOR MAINTENANCE & FUEL	2,000.00
FIRE & SECURITY SYSTEM SERVICE & MONITORING	10,000.00
TOTAL CAM	208,400.00

MANAGEMENT FEE @ 10%	20,840.00

TOTAL ESTIMATED COST	857,142.72

PER SQUARE FOOT COSTS
CAM	$8.86
INSURANCE	0.14
TRASH	0.11
TAXES	2.12
MANAGEMENT	0.39
TOTAL PER SQUARE FOOT	$6.61